Exhibit A

CAM Designs Inc

EPS Calculation for period November 1, 1998 to February 28, 1999


Total loss as per unaudited consolidated interim accounts
Add:  Net assumed interest income for whole period

                                                                        (12,100)
                                                                       ---------
Adjusted net loss                                                       (12,100)

Net loss per total weighted average                                     (12,100)

                                                                       ---------

                                      = $0.01 cents/shares

EPS Calculations for period June 1, 1998 to February 28, 1999


Total income as per unaudited consolidated interim accounts
Add:  Net assumed interest income for whole period                     (175,825)

                                                                       ---------

Adjusted net income                                                    (175,825)

Net Loss per total weighted average                                    (175,825)
                                                                       ---------

                                      = $0.07 cents/shares